EARNINGS PER SHARE SCHEDULE

    Calculation of net income

         Net Income (loss)                                 ($101,216)
         Assumed interest expense reduction                        0
         Assumed interest income increase                          0
                                                           ----------
                                                           ($101,216)
                                                           ==========

    Calculation of weighted average number of shares
         Weighted average shares outstanding               2,060,000
         Common stock equivalents                                  0
                                                           ----------
                                                           2,060,000
                                                           ==========
         Net income (loss) per share
                                                             ($ 0.05)
                                                           ==========